[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
EXHIBIT 10.12
OEM PURCHASING AGREEMENT
     This Agreement (the “Agreement”) is entered into as of March 15, 2006 (the “Effective Date”), by and between ZONARE MEDICAL SYSTEMS, INC., a Delaware corporation with principal offices at 1061 Terra Bella Avenue, Mountain View, California 94043, U.S.A. (“ZONARE”) and Fuji Photo Film Co. Ltd., 26-30, Nishazabu 2-Chome Minato-Ku, Tokyo 106-8620, Japan (“Fuji”).
Witnesseth
     WHEREAS, Fuji wishes to purchase certain ultrasound medical image diagnostic equipment manufactured by ZONARE and resell it under its own brand in the market of Japan; and
     WHEREAS, ZONARE is willing to sell such products to Fuji;
     NOW; THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:
     1. Definitions
          (a) “Products” shall mean those products listed in Exhibit A attached hereto. Products may be changed on, abandoned from or added to the list by mutual agreement of the parties hereto.
          (b) “Territory” shall mean that geographic area identified in Exhibit A attached hereto.
     2. Supply and Purchase
          (a) ZONARE hereby agrees to sell to Fuji and Fuji hereby agrees to purchase the Products in accordance with the terms and conditions hereinafter set forth.
          (b) As long as Fuji is performing in compliance with this Agreement, ZONARE shall not sell the Products to any third party for resale or use in the Territory.
          (c) Fuji warrants that it is legally authorized to import the Products into the Territory and to distribute them therein, and that it will exercise its best efforts to maintain these authorizations during the term of this Agreement.
          (d) Fuji shall pursue aggressive sales policies and procedures to realize the maximum sales potential for the Products in the Territory. Subject to applicable laws or regulations, Fuji shall promote and sell the Products to customers only for use or consumption within the Territory, and Fuji agrees not to solicit orders outside the Territory without the prior written approval of ZONARE.

          (e) The relationship of ZONARE and Fuji established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct or control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever. All financial obligations associated with Fuji’s business are the sole responsibility of Fuji. All sales and other agreements between Fuji and its customers are Fuji’s exclusive responsibility and shall have no effect on Fuji’s obligations under this Agreement.
          (f) Each party represents and warrants to the other party that (i) such party is a corporation duly organized, validly existing and in good standing under the laws of its incorporating jurisdiction, and has all requisite corporate power and authority to enter into this Agreement; (ii) the party is duly authorized by all requisite action to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby in accordance with their terms, and that the same do not conflict with or cause a default with respect to its obligations under any other agreement; and (iii) such party has duly executed and delivered this Agreement.
     3. Terms Of Purchase Of Products By Fuji
          (a) Terms and Conditions. All purchases of Products by Fuji from ZONARE during the term of this Agreement shall be subject to the terms and conditions of this Agreement.
          (b) Prices. All prices are [*]. The purchase price to Fuji for each of the Products (“Purchase Price”) shall be as set forth in Exhibit B attached hereto. ZONARE and Fuji may revise the prices in Exhibit B by mutual agreement. Such revisions shall apply to all orders received after the effective date of revision. Price increases shall not affect unfulfilled purchase orders accepted by ZONARE before the effective date of the price increase. Price decreases shall apply to pending purchase orders that are not yet accepted by ZONARE before the effective date of the decrease.
          (c) Order and Acceptance. All orders for Products submitted by Fuji shall be initiated by written purchase order delivered in person or by first class mail, facsimile or electronic submission to ZONARE during the term of this Agreement. No order shall be binding upon ZONARE until accepted by ZONARE in writing. ZONARE shall use its reasonable best efforts to notify Fuji of the acceptance or rejection of an order and of the assigned delivery date for accepted orders within [*] after receipt of the purchase order. ZONARE may accept a purchase order by electronic transmission, in writing, or other methods of express acceptance. ZONARE shall have no liability to Fuji with respect to purchase orders that are not accepted. ZONARE shall use commercially reasonable efforts to deliver Products within [*] after acceptance of Fuji’s purchase orders.
          (d) Terms of Purchase Orders. Fuji’s purchase orders submitted to ZONARE from time to time with respect to Products to be purchased hereunder shall be governed by the terms of this Agreement, and nothing contained in any such purchase order shall in any way modify such terms of purchase or add or delete any additional terms or conditions. All sales of the Products to Fuji under this Agreement shall be at ZONARE’s then-current prices, in [*], as reflected on Exhibit B. All such purchase orders shall include the purchase order number; billing address; name, list number, quantity of Products being ordered, requested delivery date, detailed shipping instructions, if any. In the event of a conflict between the terms of this Agreement and the terms of any purchase order form or other document submitted by Fuji to ZONARE in connection with any

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

order for Products, this Agreement shall control unless the parties specifically otherwise agree in writing.
          (e) Change Orders. Fuji may utilize written change orders without penalty for orders that have not yet been accepted by ZONARE. Any other change orders shall be subject to acceptance by ZONARE, at its sole discretion.
          (f) Payment. Full payment of Fuji’s Purchase Price for the Products shall be made by Fuji to ZONARE per Fuji’s standard international payment schedule but in no case later than , net [*]. All exchange, interest, banking, collection, and other charges shall be at [*]. Any invoiced amount not paid when due shall be subject to a service charge of [*] or the highest rate allowed by law, whichever is lower.
          (g) Shipping. All Products delivered pursuant to the terms of this Agreement shall be suitably packed for air freight shipment in ZONARE’s standard shipping cartons, marked for shipment at Fuji’s address set forth above or as set forth on any applicable purchase order, and shall be delivered to Fuji or its carrier agent [*] as designated by Fuji, at which time title to such Products and risk of loss shall pass to Fuji. Unless otherwise instructed in writing by Fuji, ZONARE shall select the carrier. All freight, insurance, and other shipping expenses and duties, as well as any special packing expense, incurred after the delivery to Fuji or its carrier agent shall be paid by [*].
          (h) Non-Conforming and Undelivered Goods. If any of Products delivered by ZONARE to Fuji contains any non-conforming Product or contains fewer than the number of units of Products ordered by Fuji, then Fuji shall notify ZONARE by facsimile or any other mean within [*] following the delivery date, specifying the non-conformity or non-delivery in question. If Fuji fails to provide ZONARE on a timely basis with any notice required by this Section 3(h) with respect to any shipment of Products ordered by Fuji, then Fuji shall be deemed to have acknowledged the timely delivery and conformity of all Products covered by that order, subject to Section 5.
     4. Training And Service
          (a) Services by Fuji. Fuji or Fuji’s designee will serve as the primary point of contact for the delivery of after-sale services for the Products in the Territory. Fuji, or Fuji’s designee, shall [*] with respect to the Products sold and provide [*]. The services shall be performed only by specially and properly trained personnel of Fuji or Fuji’s designee and shall be prompt and of the highest quality. Fuji or Fuji’s designee shall maintain properly equipped sales and [*] departments as required and shall keep on hand, at all times, Products sufficient to meet the needs of the Territory.
          (b) Training by ZONARE. ZONARE shall provide sales and technical training to the personnel of Fuji and Fuji’s designee prior to initial Product shipment. The detail of such training shall be discussed and agreed upon by the parties.
          (c) ZONARE Warranty Services Notwithstanding the foregoing provisions, ZONARE shall, at the request of Fuji or Fuji’s designee, provide after-sale services for the Products in the Territory according to the terms and conditions to be agreed upon between the respective

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

parties per separate agreement. Such agreement shall be in place prior to any Product shipments under this Agreement. Such after-sale services shall include, without limitation, replacement parts, technical phone support, and software upgrades during the warranty term, as defined in Section 5.
     5. Warranty
          (a) Limited Warranty. ZONARE warrants that the Products shall be free from defects in material and workmanship [*] from the date of shipment of the Products from ZONARE’s or ZONARE’s United States contractor’s manufacturing facility. During the warranty period, ZONARE will provide spare parts and technical assistance phone support during regular business hours (PST) excluding holidays. Further, ZONARE warrants the software, when used as permitted under this Agreement, will operate as described in the product documentation for [*] from the date of shipment of the Products from ZONARE’s or ZONARE’s United States contractor’s manufacturing facility. Software upgrades, when and if available, will be provided at [*] during the warranty period. Software upgrades consist of changes, bug fixes, improvements, or enhancements that enable the software to perform in accordance with the product specifications as defined at the time of original equipment purchase. New hardware, if required to run the software upgrade, will be made available at [*]. For spare parts, add-ons, hardware upgrade packages, factory-rebuilt subassemblies (not under original equipment warranty), the warranty is [*] from the date of shipment of the Products from ZONARE’s or ZONARE’s United States contractor’s manufacturing facility unless otherwise agreed in writing by ZONARE. All warranties are conditioned upon ZONARE’s receipt of notice of any defect prior to the end of the applicable warranty period. The sole and exclusive remedy of Fuji for ZONARE’s breach of the foregoing warranty shall be, in Fuji’s sole option, the replacement of a confirmed defective Product or the refund of the purchase price paid by Fuji for such defective Product. This warranty is contingent upon proper use of Products in the application for which they were intended as indicated in the instructions for use therefor, and the foregoing warranty shall not apply to Products that were modified, or otherwise altered or changed or used in conjunction with other products, materials or substances, without ZONARE’s approval or that were subjected by the customer to unusual physical, electrical or environment stress. Fuji shall pass on to its customers the foregoing standard limited warranty and, except as required by law, Fuji shall not pass on to its customers a warranty or limitation of liability which is more protective of such customers than the warranty (including the limited remedy and exclusions) set forth in this Section 5 and the limitation of liability set forth in Section 9.
          (b) No Other Warranty. EXCEPT FOR THE LIMITED WARRANTY PROVIDED IN THIS SECTION 5, ZONARE MAKES NO OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING THE PRODUCTS, AND ZONARE SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF TITLE, FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, SATISFACTORY QUALITY AND THOSE ARISING OUT OF COURSE OF DEALINGS OR USAGE IN TRADE. ZONARE NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME ANY OTHER LIABILITIES ARISING OUT OF OR IN CONNECTION WITH THE SALE OR USE OF ANY PRODUCT. NOTWITHSTANDING THE FOREGOING, ZONARE DOES NOT EXCLUDE LIABILITY TO THE EXTENT THAT SUCH LIABILITY MAY NOT BE EXCLUDED OR LIMITED BY LAW.
6.	Additional Obligations Of Fuji

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (a) Minimum Purchase Commitment. Fuji and ZONARE have mutually agreed on the annual quantity of Products to be purchased by Fuji from ZONARE as set forth in Exhibit C (“Minimum Purchase Commitment”). A Product must be scheduled for shipment no later than [*] in accordance with ZONARE’s standard lead time requirements to be counted toward the Minimum Purchase Requirement for such calendar year. If Fuji fails to meet the Minimum Purchase Commitments in any given period, ZONARE may in its sole discretion [*] and [*]. Fuji shall be released from the Minimum Purchase Commitment hereunder, to the extent that Fuji’s non-fulfillment of the Minimum Purchase Commitment should be attributed to ZONARE’s material non-performance of its obligations or material breach of any provision hereunder or ZONARE’s failure to supply volume of the Products sufficient for Fuji to fulfill the Minimum Purchase Commitment.
          (b) Forecasts. Within the [*] of every [*], Fuji shall provide ZONARE with a [*] forecast (“Forecast”) showing prospective orders by Product model. The Forecast shall not be binding and shall be for planning purposes only.
          (c) Promotion of the Products. Fuji shall, [*], use its commercially reasonable efforts to promote the sale of the Products within the Territory; provided, that such sales shall be made for use only by qualified individuals as appropriate in the Territory, in compliance with local laws and regulations and good commercial practices and for uses and applications intended for the Products. Such promotion shall include but not be limited to preparing the promotional material in appropriate languages for the Territory, advertising the Products in trade publications within the Territory, participating in appropriate trade shows, and directly soliciting orders from customers for the Products.
          (d) Representations. Fuji shall not make any false or misleading representations to customers or others regarding ZONARE or the Products. Fuji shall not make any representations, warranties or guarantees with respect to the specifications, features or capabilities of the Products that are not consistent with ZONARE’s documentation accompanying the Products or ZONARE’s literature describing the Products, including the limited warranty and disclaimers set forth hereunder.
          (e) Fuji shall:
(i) maintain adequate contact with existing and potential customers within the Territory on a regular basis, consistent with good business practice;
(ii) assist ZONARE in assessing customer requirements for the Products, including modifications and improvements thereto, in terms of quality, design, functional capability, and other features; and
(iii) on the Effective Date and thereafter at the beginning of each calendar year, provide ZONARE with a report containing information concerning current market conditions for the Products, including information concerning introductions, promotional activities and sales levels of products competitive with the Products and additional market research information, as reasonably requested by ZONARE, regarding competition and changes in the market within the Territory, including without limitation identification of competing products, market prices and market trends.

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (f) Customer Complaints. Fuji shall report to ZONARE material customer complaints concerning the Products and serious or adverse reaction associated with the use of the Products, or if Fuji shall otherwise become aware of material adverse experience with any of the Products. Fuji shall cooperate fully with ZONARE in the resolution of such complaints, and shall take such action to resolve such complaints as may be reasonably requested by ZONARE.
          (g) Import and Export Requirements. [*] shall, [*], pay all import and export licenses and permits, pay customs charges and duty fees, and take all other actions required to accomplish the export and import of the Products purchased by Fuji. Fuji understands that ZONARE is subject to regulation by agencies of various governments, including the U.S. Department of Commerce, which prohibit export or diversion of certain technical products to certain countries. Fuji warrants that it will comply in all respects with the export and re-export restrictions set forth in any required export license for every Product shipped to Fuji.
          (h) Government Regulations.
(i) Fuji agrees that it will secure any and all required approvals by any government other than the United States of America and all required product and public health registrations for the implementation, execution and performance of this Agreement, and ZONARE shall use best efforts to assist Fuji to secure such approvals, as requested by Fuji. In particular, and without limitation of the foregoing, Fuji shall exercise due diligence to promptly obtain and maintain government approvals to import, register and market the Products in each jurisdiction in the Territory and to diligently secure and maintain, as may be required from time to time, government importing, registration and marketing approvals, import and export licenses, customs clearances and currency authorizations and any permits necessary in each jurisdiction in the Territory. Fuji shall keep ZONARE generally informed of the regulatory requirements in each jurisdiction in the Territory and shall submit to the government health authorities in each jurisdiction in the Territory where the sale of the Products is planned a complete application for registration and marketing plan, as required. Fuji will bear all expenses for obtaining any such government approvals and product registrations. Fuji shall obtain all necessary documents or licenses and shall comply with all applicable laws, including, if required, registration of this Agreement. If for reasons outside of its control Fuji is unable, within a reasonable time, not to exceed [*] after the Effective Date, to obtain all necessary documents or licenses or to comply with all applicable laws in order to perform this Agreement, then either party may terminate this Agreement upon giving [*] written notice to the other party or may amend Exhibit A by deleting any product for which Fuji has been unable to obtain the necessary government approvals. In such case, Fuji shall be released from Minimum Purchase Commitment without any liability to ZONARE.
(ii) Fuji agrees that it shall not allow the Products supplied to it by ZONARE, any proprietary data of ZONARE, or any direct product of such data, to be knowingly made available, either directly or indirectly, or in any way to be knowingly given, transferred, sold or re-exported to any country in violation of its laws and export control regulations or applicable laws of any country (or the European Union). United States laws and export control regulations governing the exportability of technical data and Products to nations are subject to change. If any country included within the Territory shall, at the time of execution of this Agreement, be placed in an excluded category by the United States government for the receipt of either technical data or the manufacture or sale of products of the type supplied by ZONARE, Fuji agrees that it shall take all actions necessary to cease business activity in Products in the excluded country. Fuji shall comply with all laws, statutes, decrees, regulations and policies which have the effect of law in the Territory, including but not limited to anti-bribery laws, and which apply to its activities under this Agreement.

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (i) Compliance with US Laws. Fuji acknowledges and expressly agrees that certain laws of the US, including, but not limited to, the Export Control Regulations, the Food and Drug Act and the Foreign Corrupt Practices Act, may result in the imposition of sanctions on ZONARE or its affiliates in the event that, directly or indirectly, (i) any Product is exported to various countries, such as Cuba, Libya and North Korea, or any country embargoed by executive order, or (ii) any Product is delivered to a customer that does not have authorization to use such Product under the provisions of the Food and Drug Act and the regulations promulgated thereunder. Fuji expressly agrees, therefore, that in performing its obligations under this Agreement it shall comply at all times with such laws or regulations of the US, and shall furnish to ZONARE, by affidavit or other reasonable means from time to time at ZONARE’s reasonable request, and to ZONARE’s reasonable satisfaction, assurances that Fuji’s activities under this Agreement are proper and lawful under the laws and regulations in the Territory. Fuji further agrees that no person employed by it shall be an official of any government agency or a corporation owned by a governmental unit within the Territory and that no proceeds from the sale of the Products in the Territory shall accrue for the benefit of any such official.
          (j) Traceability Programs. Fuji agrees to maintain records to ensure the traceability of the Products in accordance with applicable regulatory requirements, if any, and to provide ZONARE or its authorized agents or representatives with reasonable access to such records. In particular, and without limiting the generality of the foregoing, Fuji agrees to maintain a [*], the [*]. Such records shall be kept for [*] years from the date of purchase.
          (k) Product Recalls. In the event that ZONARE deems it necessary to recall any Product because such Product fails to comply with the warranties set forth in this Agreement, or if any governmental authority shall request recall of any Product for any reason, Fuji shall promptly effect such recall in accordance with its standard procedures then in effect. Fuji shall keep ZONARE fully informed as to the status of such recall. Fuji shall initiate no communications regarding any such recall with the news media, customers, governmental or regulatory authorities, except if and to the extent required by applicable law, without the prior approval of ZONARE, which approval will not be unreasonably withheld or delayed; provided, that Fuji shall notify all affected customers within [*] of ZONARE’s request (unless a shorter period is required under applicable laws or regulations), using materials and documentation prepared and approved by ZONARE, and shall promptly provide ZONARE with a written status report of all units subject to the recall. All costs and expenses associated with implementation of a recall shall be borne by ZONARE unless the recall results primarily from fault attributable to Fuji; provided, that each party will provide, at its expense, any assistance reasonably requested by the other party in connection with the implementation of any recall pursuant to this Section 6(k).
          (l) Standard of Conduct. Each party agrees to use good judgment, high ethical standards and honesty in its dealings with the other party, customers, end users, employees and government officials, recognizing that even the appearance of unethical actions is not acceptable.
          (m) ISO Compliance. In the event the Territory includes any country adopting the International Standards Organization 13485 (96) standards (or any successor thereto), Fuji shall be in compliance with the standards applicable to Fuji’s activities under this Agreement at the date the standards become effective, and shall furnish proof to ZONARE that Fuji is in compliance. Fuji’s failure to comply with the provisions of this section shall give ZONARE the right to sell and service the Products in the Territory directly or through a third party, and the right to terminate this Agreement upon notice to Fuji.

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     7. Additional Obligations Of ZONARE
          (a) Materials. ZONARE shall, at its expense, promptly provide Fuji with marketing and technical information concerning the Products as well as reasonable quantities of brochures, instructional material, advertising literature and other Product data, with all such material printed in the English language, which Fuji shall be granted the rights to freely use for the marketing and after-sales services of the Products in the Territory, including but not limited to translation right of brochures, instructional material, advertising literature. In addition, ZONARE shall provide Fuji with materials reasonably necessary to obtain health registrations, to the extent practicable, as well as any other documents which Fuji may reasonably require for registration purposes, at Fuji’s request and expense, if available.
          (b) Quotations to Exporters. ZONARE shall refrain from giving quotations to exporters for Products to be shipped to the Territory.
     8. Term And Termination
          (a) Term. This Agreement shall continue in force until December 31, 2010, unless terminated earlier under the provisions of this Section 8. At the end of the term, this Agreement shall automatically renew for subsequent one year periods provided that the parties agree on minimum purchases per Exhibit C for each subsequent period.
          (b) Termination for Cause. If either party defaults in the performance of any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within [*] the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the [*] period, then the Agreement shall automatically terminate at the end of that period.
          (c) Termination for Insolvency. This Agreement shall terminate automatically, with no action required to be taken by or on behalf of either party, (i) upon the institution by or against the other party of insolvency, receivership or bankruptcy proceedings, appointment of an administrator or any other proceedings for the settlement of its debts, (ii) upon the other party’s making an assignment for the benefit of creditors, or (iii) upon the other party’s dissolution or ceasing to do business.
          (d) Termination for Fuji Disqualification. ZONARE may terminate this Agreement immediately by providing written notice to Fuji if Fuji becomes legally disqualified for any reason from importing or distributing the Products in the Territory; or if Fuji loses any license or authorization that is required under the laws of the Territory for the importation, promotion or sale of the Products. If (i) Fuji or any of its directors, officers or significant consultants shall be indicted for a criminal offense in connection with the dealing of the Products, (ii) a civil lawsuit shall be commenced against Fuji or any of its directors, officers or significant consultants alleging fraud or any crime involving moral turpitude in connection with the dealing of the Products, or (iii) Fuji or any of its directors, officers or significant consultants shall violate the U.S. Foreign Corrupt Practices Act in connection with the dealing of the Products, then ZONARE shall, at its option, have the right to immediately terminate this Agreement upon giving written notice to Fuji.

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (e) Effect of Termination.
(i) Termination shall not relieve either party of obligations incurred before the termination, and the rights of each party against the other which may have accrued up to the date of such termination or expiration shall remain in force. All payments outstanding shall become immediately due upon any termination of this Agreement. Fuji shall be released from the Minimum Purchase Commitment upon the termination of this Agreement; provided that in case such termination is attributable to Fuji, Fuji shall be subject to the Minimum Purchase Commitment only for the then-current calendar year.
(ii) Effective upon the termination of this Agreement, Fuji shall cease to use all Trademarks of ZONARE and shall cease to engage in any act or omission that would indicate or suggest a relationship with ZONARE.
(iii) Effective upon the termination of this Agreement and upon request by ZONARE, Fuji shall, at ZONARE’s expense, to assist ZONARE to transfer to ZONARE or its designee any Product registrations, licenses, permits, consents or other approvals by government agencies obtained by Fuji in order for ZONARE or its designee to import, distribute or sell the Products in the Territory.
          (f) Limitation on Liability. It is expressly understood and agreed that the rights of termination and non-renewal set forth in this Agreement are absolute, and that the parties have considered the possibility of such termination or non-renewal and the possibility of loss and damage resulting therefrom, in making expenditures pursuant to the performance of this Agreement. It is the express intent and agreement of the parties that neither shall be liable to the other for damages or otherwise by reason of the termination of this Agreement as provided in this Section 8, provided that such termination shall not operate to discharge or release either party of obligations assumed by it prior to such termination. The parties expressly agree that the notice periods in this Agreement are reasonable under the contemplated circumstances and that the parties have considered the possibility of the making of expenditures by one or both of the parties hereto in preparing for and in the actual performance of this Agreement, and have considered the possibility of loss and damage resulting from the termination hereof. In the event of termination by either party in accordance with the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of ZONARE or Fuji.
     9. Limitation On Liability
          (a) Personal Injury. ZONARE shall defend or settle third party claims brought against Fuji, its distributors and customers alleging personal injury liability that is caused by defects in Products supplied to Fuji by ZONARE, and shall indemnify Fuji, its distributors and customers from any expenses, costs and damages suffered by them and damages finally awarded to such third party in connection therewith, provided that (i) such defect existed at the time the Product was shipped by ZONARE, (ii) no modifications in design have been made by or with the approval of Fuji or the end user, (iii) the Product has not been subject to misuse, negligence or accident, (iv) the Product has not had its serial or lot number altered, effaced or removed, (v) the Product has been used in accordance with its Instructions for Use, and (vi) Fuji promptly notifies ZONARE of such claim, gives ZONARE sole control over the defense or settlement of such claims, and provides ZONARE with sufficient information and reasonable assistance in the defense of such claim.

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (b) Limitation on Liability. IN NO EVENT SHALL ZONARE BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY LOST PROFITS OR LOSS OF ANTICIPATED PROFITS. IN NO EVENT SHALL ZONARE BE LIABLE TO FUJI OR ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR INDIRECT DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. HOWEVER, THIS SECTION 9 WILL NOT LIMIT ZONARE’S LIABILITY FOR CONTRIBUTION OR INDEMNITY, IF ANY, WITH RESPECT TO THIRD PARTY CLAIMS FOR PERSONAL INJURY, DEATH, PHYSICAL DAMAGE TO PROPERTY OR INFRINGEMENT OF INTELLECTUAL PROPERTY.
     10. Property Rights And Confidentiality
          (a) Property Rights. Fuji agrees that ZONARE owns all right, title, and interest in the product lines that include the Products and in all of ZONARE’s patents, trademarks, inventions, copyrights, know-how, trade secrets and other intellectual property rights relating to the design, manufacture, operation or service of the Products. The use by Fuji of any of these property rights is authorized only for the purposes herein set forth, and upon termination of this Agreement for any reason such authorization shall cease.
          (b) No License Right. The Products are offered for sale and are sold by ZONARE subject in every case to the condition that such sale does not convey any license or sub-license, expressly or by implication, with respect to the Products, or any of them, including without limitation to manufacture, duplicate or otherwise copy or reproduce any of the Products.
          (c) Confidentiality. Each party acknowledges that by reason of its relationship to the other party hereunder it will have access to certain information and materials concerning the other party’s business, plans, customers, technology and products that are confidential and of substantial value to the other party, which value would be impaired if such information were disclosed to third parties. Each party agrees that it will not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by the other party. The receiving party shall take every reasonable precaution to protect the confidentiality of such information. Upon request by the receiving party, the disclosing party shall advise whether or not it considers any particular information or materials to be confidential; provided, that information shall not be deemed confidential if it (i) is known to the receiving party, as evidenced by the receiving party’s written records, before receipt thereof under this Agreement; (ii) is disclosed to the receiving party by a third person who is under no obligation of confidentiality to the disclosing party with respect to such information and who otherwise has a right to make such disclosure; (iii) is or becomes generally known in the trade through no fault of the receiving party; or (iv) is independently developed by the receiving party, as evidenced by the receiving party’s written records, without access to such information. In the event of termination of this Agreement, there shall be no use or disclosure by the receiving party of any confidential information of the disclosing party.
11.Patent, Copyright And Trademark Indemnity

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

          (a) Indemnification by ZONARE. ZONARE shall defend, or at its option shall settle, any claim, suit or proceeding brought against Fuji, its distributors or customers on the issue of infringement of any U.S. patent and its equivalent patent in the Territory existing as of the Effective Date, copyright or trademark by the Products sold hereunder or the use thereof, subject to the limitations hereinafter set forth. ZONARE shall have sole control of any such action or settlement negotiations, and ZONARE agrees to pay any final judgment entered against Fuji, its distributors or its customers on such issue in any such suit or proceeding defended by ZONARE. Fuji agrees that ZONARE at its sole option shall be relieved of the foregoing obligations unless Fuji, its distributors or its customers notifies ZONARE promptly in writing of such claim, suit or proceeding and gives ZONARE authority to proceed as contemplated herein and, at ZONARE’s expense, gives ZONARE sufficient information and reasonable assistance to settle and/or defend any such claim suit or proceeding. If the Products, or any part thereof, are, or in the opinion of ZONARE may become, the subject of any claim, suit or proceeding for infringement of any patent, copyright or trademark, or if it is adjudicatively determined that the Products, or any part thereof, infringe any patent, copyright or trademark, or if the sale or use of the Products, or any part thereof, is, as a result, enjoined, then ZONARE may, at its option and expense either: (i) procure for Fuji, its distributors and its customers the right under such patent, copyright or trademark to sell or use, as appropriate, the Products or such part thereof; or (ii) replace the Products, or part thereof, with other suitable Products or parts; or (iii) suitably modify the Products, or part thereof; or (iv) if the use of the Products, or part thereof, is prevented by injunction, remove the Products, or part thereof, and refund the aggregate payments paid therefore by Fuji, less a reasonable sum for use and damage. ZONARE shall not be liable for any costs or expenses incurred without its prior written authorization, which authorization shall not be unreasonably withheld or delayed.
          (b) Limitation. Notwithstanding the provisions of Subsection 11(a) above, ZONARE assumes no liability for (i) infringements covering completed equipment or any assembly, combination, method or process in which any of the Products may be used but not covering the Products when used alone; (ii) trademark infringements involving any marking or branding not applied by ZONARE or involving any marking or branding applied at the request of Fuji; or (iii) infringements involving the modification or servicing of the Products, or any part thereof, unless such modification or servicing was done by ZONARE or under ZONARE’s authorization.
          (c) Entire Liability. The foregoing provisions of this Section 11 state the entire liability and obligations of ZONARE and the exclusive remedy of Fuji, its distributors and customers, with respect to any alleged infringement of patents, copyrights, trademarks or other intellectual property rights by the Products or any part thereof.
     11A. Indemnification by Fuji
     Fuji shall defend or settle third party claims brought against ZONARE resulting from Fuji’s performance or omission of performance in reselling the Products, and shall indemnify ZONARE from any expenses, costs and damages suffered by ZONARE and damages finally awarded to such third party in connection therewith. The foregoing indemnity shall not extend to claims covered by Section 9(a) above. If Fuji makes a warranty, or guarantee about the safety, operation and performance of the Products beyond the warranty or guarantee granted by ZONARE to Fuji, Fuji will be responsible for such warranty or guaranty.

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     12. General Provisions
          (a) Governing Law. This Agreement, and ZONARE’s and Fuji’s relationship, and any matter arising in respect or in connection therewith, shall be solely and exclusively governed by and construed under the laws of the State of California, U.S.A without giving effect to the conflict of laws provisions thereof. The parties expressly disclaim the application of the United Nations Convention on the International Sale of Goods to this Agreement.
          (b) Arbitration. The parties hereto agree that any dispute or controversy arising out of, in relation to, or in connection with this Agreement, or the validity, enforceability, construction, performance or breach thereof, shall be finally settled by binding arbitration in Pleasanton, California, under the then-current International Commercial Arbitration Rules of the American Arbitration Association by one (1) arbitrator appointed in accordance with such Rules. The rules of discovery determined by the arbitrator shall apply thereto. The parties agree that judgment upon the decision and/or award rendered by the decision may be entered in any court of competent jurisdiction. The costs of the arbitration, including administrative fees and fees of the arbitrator, shall be shared equally by the parties, unless otherwise determined by the arbitrator. Each party shall bear the cost of its own attorneys’ fees and expert fees. In addition to the right under the Rules to petition the court for provisional relief, the parties agree that any party may also petition the court for injunctive relief where either party alleges or claims a violation of confidentiality obligations under Section 10 of this Agreement.
          (c) Entire Agreement; Amendments. This Agreement and the Exhibits attached hereto sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No representations, inducements, promises or agreements, whether oral or otherwise, between the parties not contained herein or incorporated herein by reference shall be of any force or effect. Except as set forth herein, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, nor any agreement or understanding extending this Agreement or varying its terms (including any inconsistent terms in any purchase order, acknowledgement or similar form) shall be effective unless in writing signed by both parties to this Agreement.
          (d) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder. Such notice shall be deemed to have been given five (5) days after deposit in the first class mail.
          (e) Force Majeure and Inability to Deliver.
(i) Nonperformance of either party shall be excused to the extent that performance is rendered impossible due to industrial conflicts, mobilization, requisition, embargo, currency restriction, insurrection, general shortage of transport, material or power supply, fire, explosion, terrorism, stroke of lightning, force majeure and similar casualties or other events beyond Fuji’s or ZONARE’s control, as well as default in deliveries from subcontractors due to such circumstances as defined in this clause.

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii) If the performance of this Agreement by either party is made commercially impracticable (i) by the occurrence of an economic contingency the non-occurrence of which was a basic assumption on which this Agreement was made or (ii) by compliance in good faith with any applicable foreign or domestic governmental law, regulation, or order, then this Agreement shall terminate immediately. For purposes of this Agreement, currency devaluation, currency restrictions, currency and exchange controls, and other monetary controls, restrictions, and restraints shall not be considered to render the performance of this Agreement by Fuji commercially impracticable, or otherwise be considered force majeure with respect to Fuji.
          (f) Nonassignability and Binding Effect. Neither party may transfer or assign any of its rights and obligations under this Agreement without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.
          (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
          (h) Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.
          (i) No Waiver of Rights. No failure or delay by either party in exercising any right or remedy under this Agreement shall be construed as a waiver of such right or remedy, nor shall any single or partial exercise of any right or remedy preclude any further or other exercise of such right or remedy. All rights and remedies under this Agreement are cumulative and shall not be deemed exclusive of any other rights or remedies provided by law.
          (j) Captions. Captions of the sections and subsections of this Agreement are for reference purposes only and do not constitute terms or conditions of this Agreement and shall not limit or affect the meaning or construction of the terms and conditions hereof.
          (k) Word Meanings. Words such as herein, hereinafter, hereof and hereunder refer to this Agreement as a whole and not merely to a section or paragraph in which such words appear, unless the context otherwise requires. The singular shall include the plural, and each masculine, feminine and neuter reference shall include and refer also to the others, unless the context otherwise requires.
          (l) Rules of Construction. The parties agree that they have participated equally in the formation of this Agreement and that the language and terms of this Agreement shall not be preemptively construed against either of them.
          (m) Survival of Certain Terms. The provisions of Sections 3(f), 3(i), 4(a), 5, 6(f), 6(g), 6(j), 6(k), 8(e), 8(f), 9, 10, 11 and 12 shall survive the termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

     In Witness Whereof, the parties have executed this Agreement as of the date written above.

ZONARE MEDICAL SYSTEMS, INC.	FUJI PHOTO FILM CO., LTD.

By:	/s/ Donald Southard	By:	/s/ [*]

Title:	President and CEO	Title:	[*]

Name:	Donald Southard	Name:	[*]

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A
Product Description And Territory
Product:
[*]
[*]
[*]
[*]
[*]
[*]
Territory:
        Japan

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B
Pricing

Fuji Net Price [*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C
Minimum Purchases, Demo Products, and Inventory
Minimum Purchases:
During the term of this Agreement, Fuji shall purchase at least Products, including Demo Products as indicated below (with each Product consisting of a [*]), during each of the Years Ended December 31:
2006 – [*]
2007 – [*]
2008 – [*]
2009 – [*]
2010 – [*]
Minimum purchases for periods subsequent to December 31, 2010 are [*] prior to each period end.
Demo Products:
Within [*] after receipt of regulatory approval by the Japanese authorities to begin marketing of the Products Fuji shall purchase the following Product quantities:
[*] - [*]
[*] - [*]
[*] - [*]
[*] - [*]
Service Spares and Replacement Parts:
During the term of this Agreement, Fuji shall purchase and maintain an inventory of service spares and replacement parts as follows:

Installed	Service	Replacement
Base	Spares Kits	Parts Kits
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
The Service Spare Kit shall consist of one (1) of each of the Products in Exhibit A. The Replacement Parts Kit will be defined as a part of the Service Procedures and Standards.

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

January 30, 2007
FUJIFILM Corporation
26-30, Nishiazabu 2-chome, Minato-ku
Tokyo 106-8620
Japan
Attn:           [*]
Re: OEM Purchase Agreement
Dear Mr. Kato:
Reference is made to the OEM PURCHASE AGREEMENT as of March 15, 2006 between ZONARE Medical Systems, Inc (“ZONARE”) and Fuji Photo Film Co., Ltd. (“Agreement”), which has been duly transferred to FUJIFILM Corporation (“FUJIFILM”) as of October 1, 2006 as result of a Corporate-Split.
This is to confirm and acknowledge the following:
1.	ZONARE and FUJIFILM agree that the first sentence of Article 11(a) of the Agreement “Indemnification by ZONARE” shall be hereby amended and replaced in its entirety to read as follows:
     “ZONARE shall defend, or at its option shall settle, any claim, suit or proceeding brought against Fuji, its distributors or customers on the issue of infringement of any patent in the United States or Territory, copyright or trademark by the Products sold hereunder or the use thereof, subject to the limitations hereinafter set forth.”
2.	ZONARE and FUJIFILM agree that Exhibit A of the Agreement shall be hereby amended and replaced in its entirety to read as attached hereto.

3.	Except as modified herein, the terms of the Agreement shall remain in full force and effect between ZONARE and FUJIFILM.

4.	This letter agreement shall become effective on December 1, 2006.
Please confirm your acceptance of the terms of this letter agreement by your countersignature in the space provided below.
Very truly yours,

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ZONARE MEDICAL SYSTEMS, INC.
/s/ Donald Southard
Donald Southard
President and CEO
Agreed and Accepted:
FUJIFILM Corporation
/s/ [*]
[*]
Date:

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A (Revised as of December 1, 2006)
Product Description And Territory
Product:
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
Territory:
Japan

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2ND AMENDMENT TO OEM PURCHASING AGREEMENT
ZONARE MEDICAL SYSTEMS, INC., a Delaware corporation with principal offices at 1061 Terra Bella Avenue, Mountain View, California 94043, U.S.A.
and
FUJIFILM Corporation, a Japanese corporation with principal offices at 26-30, Nishazabu 2-Chome Minato-Ku, Tokyo 106-8620, Japan
hereby agree to replace Exhibit A of OEM PURCHASING AGREEMENT made and entered into on March 15, 2007 and subsequently amended on January 30, 2007 with the revised Exhibit A as attached hereto.
Except as expressly amended herein, all the terms and conditions of the aforesaid OEM PURCHASING AGREEMENT shall remain in full force and effect.
This Amendment shall become effective on May 1, 2007.

ZONARE MEDICAL SYSTEMS, INC.		FUJIFILM CORPORATION

By:	/s/ Donald Southard	By:	/s/ [*]
	Donald Southard	[*]
President and CEO

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit A Revised as of May 1, 2007
Product Description and Territory
Product:
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
[*]
Territory:
Japan

[*]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.